Exhibit
              No.

             23.1
                                    Consent of Independent Auditors

We consent to the reference to our firm under the caption Experts in the Registration Statement (Form S-3, No. 333-1576) and related Prospectus and Prospectus Supplement of Storage Trust Realty for the registration of common shares and common share warrants with an aggregate initial price not to exceed $75,000,000 and to the incorporation by reference therein, and in (i) the Registration Statement (Form S-3) filed pursuant to Rule 462(b) under the Securities Act of 1933 on June 6, 1996 relating to the Registration Statement (Form S-3, No. 333-1576) and (ii) the Registration Statement (Form S-8,
No. 33-92764), of (1) our report dated January 24, 1996, except for Note 9, as to which the date is March 5, 1996, with respect to the consolidated and combined financial statements of Storage Trust Realty incorporated by reference in its Annual Report (Form 10-K) for the year ended
December 31, 1995 and the related financial statement schedule included therein filed with the Securities and Exchange Commission and (2) our report dated May 31, 1996, with respect to the Historical Summaries of Combined
Gross Revenue and Direct Operating Expenses included in the Current Report on Form 8-K of Storage Trust Realty dated May 24, 1996.




                                                      Ernst & Young LLP


            Chicago, Illinois
            June 6, 1996



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